SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)           May 23, 2001
                                                --------------------------------


                            AuctionAnything.com, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                         0-27865                 13-264091
--------------------------------------------------------------------------------
(State or other jurisdiction        (Commission File           (IRS Employer
    or incorporation)                   Number)              Identification No.)



              35 W. Pine Street, Suite 211, Orlando, Florida 32801
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code         (407) 481-2140
                                                   -----------------------------


          (Former name or former address, if changed since last report)

Item 4.   Changes in Registrant's Certifying Accountant

      At a meeting held on June 4, 2001, the Board of Directors of AuctionAnything.com, Inc. (the "Company") approved the engagement of Feldman, Sherb and Co., P.C. as independent auditors of the Company for the fiscal year ended January 31, 2002, to replace KPMG, LLP ("KPMG"), who were dismissed as the Company's auditors effective on June 4, 2001.

      The reports of independent auditors of KPMG on the Company's financial statements for the two years ended January 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles; however, KPMG's opinion dated May 11, 2001 relative to the financial statements as of and for each of the two years ended January 31, 2001 included an explanatory paragraph relative to AuctionAnything.com, Inc.'s ability to continue as a going concern.

      During the two fiscal years ended January 31st, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the subject matter in their report. The Company has requested KPMG to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of KPMG's letter dated June 5, 2001, is filed as an exhibit to this Report.

Item 7.  Financial Statements and Exhibits

      (c)   Exhibits

            16.1     Letter of KPMG pursuant to Item 304(a)(3) of Regulation SX.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned herein duly authorized.





                                                        By: /s/Wayne Goldstein
                                                            --------------------
                                                            Dr. Wayne Goldstein
                                                            President

Dated:  June 7,2001